Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

PAR Technology Corporation
New Hartford, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-255183, 333-259170, 333-256941, 333-255772, 333-249142, 333-236361, 333-228026 and 333-102197) and Form S-8 (No. 333-255214, 333-256915, 333-239230, 332-232589, 333-119828, 33-04968, 33-39784, 33-58110, 033-63095, 333-208063, 333-187246 and 333-137647) of PAR Technology Corporation of our report dated March 16, 2020, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

New York, New York
March 1, 2022